UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2017

GCI, Inc.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events

Reorganization Agreement
On April 4, 2017, Liberty Interactive Corporation, a Delaware corporation (“Liberty”), entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with GCI Inc.'s parent company, General Communication, Inc. (“GCI”), an Alaska corporation, and Liberty Interactive LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Liberty (“LI LLC”), whereby Liberty will acquire GCI through a reorganization in which certain Liberty Ventures Group (“Liberty Ventures”) assets and liabilities will be contributed to GCI in exchange for a controlling interest in GCI. Liberty will then effect a tax-free separation of its controlling interest in the combined company (to be named GCI Liberty, Inc. (“GCI Liberty”)) to the holders of Liberty Ventures common stock in full redemption of all outstanding shares of such stock. Holders of GCI Class A Common Stock and GCI Class B Common Stock (each as defined below) each will receive total consideration of $32.50 per share, comprised of $27.50 per share in Reclassified GCI Class A Common Stock (as defined below) and $5.00 per share in newly issued GCI Preferred Stock (as defined below), based on a Liberty Ventures reference price of $43.65 (with no premium paid for shares of GCI Class B Common Stock). The transactions contemplated by the Reorganization Agreement are expected to be consummated during the first quarter of 2018. In connection with the completion of the transactions contemplated by the Reorganization Agreement, the QVC Group will become an asset-backed stock and it is expected that Liberty will be renamed "QVC Group, Inc."
GCI Liberty will remain an Alaska corporation as of the closing; however, it is currently contemplated that as soon as practicable following the closing, a special meeting of GCI Liberty stockholders will be called for the purpose of voting upon a proposal to reincorporate GCI Liberty in Delaware.
Company Reclassification
Subject to the satisfaction of certain conditions set forth in the Reorganization Agreement, GCI will file amended and restated articles of incorporation (the “Restated Articles”) with the Commissioner of the Department of Commerce, Community and Economic Development of the State of Alaska to effect the reclassification of its common stock (the “GCI Reclassification”). Upon the acceptance of the Restated Articles (the “GCI Reclassification Effective Date”) (a) the name of GCI will be changed to “GCI Liberty, Inc.”, and (b) each share of GCI Class A common stock, no par value (the “GCI Class A Common Stock”), will be reclassified into one share of GCI Class A-1 common stock, no par value (the “GCI Class A-1 Common Stock”), and each share of GCI Class B common stock, no par value (the “GCI Class B Common Stock”, and together with GCI Class A Common Stock, the “GCI Common Stock”), will be reclassified into one share of GCI Class B-1 common stock, no par value (the “GCI Class B-1 Common Stock”).
The Restated Articles will authorize the GCI Class A-1 Common Stock, GCI Class B-1 Common Stock, GCI Class A common stock, no par value (the “Reclassified GCI Class A Common Stock”), GCI Class B common stock, no par value (the “Reclassified GCI Class B Common Stock”), GCI Class C common stock, no par value (the “GCI Class C Common Stock”, and together with the Reclassified GCI Class A Common Stock and the Reclassified GCI Class B Common Stock, the “Reclassified GCI Common Stock”) and GCI Series A Cumulative Redeemable Preferred Stock (the “GCI Preferred Stock”).
Pursuant to the Restated Articles, subject to certain conditions, the GCI Preferred Stock will accrue quarterly dividends at a rate of 5% per annum prior to the Reincorporation Merger (as defined below) and a rate of 7% per annum from and after the Reincorporation Merger, will be redeemable upon the 21st anniversary of the Auto Conversion Effective Time (as defined below) and will not be convertible into any equity interest of GCI Liberty. The GCI Preferred Stock has a liquidation price equal to the sum of $25.00 plus all unpaid and accrued dividends. The Restated Articles also will provide that holders of GCI Preferred Stock will have 1/3 vote per share and will vote together as a class generally with the holders of the Reclassified GCI Class A Common Stock and the Reclassified Class B Common Stock on all matters submitted to holders of Reclassified GCI Class A Common Stock and Reclassified GCI Class B Common Stock, unless such holders are otherwise entitled to vote separately as a class or series.
Auto Conversion
Subject to the satisfaction of certain conditions, as soon as reasonably practicable following the GCI Reclassification Effective Date and in accordance with the terms of the Restated Articles, each outstanding share of GCI Class A-1 Common Stock and GCI Class B-1 Common Stock will convert into (a) 0.63 of a share of Reclassified GCI Class A Common Stock and (b) 0.2 of a share of GCI Preferred Stock (with fractional shares being issued, as applicable) (the “Auto Conversion”, and the date and time of the Auto Conversion, the “Auto Conversion Effective Time”). Equity awards with respect to (i) options to purchase shares of GCI Common Stock will be converted into options to purchase shares of Reclassified GCI Class A Common Stock and (ii) shares of restricted GCI Common

Stock will be converted into shares of restricted Reclassified GCI Class A Common Stock and restricted GCI Preferred Stock, in each case, pursuant to the terms of the Reorganization Agreement. Pursuant to the terms of the Amended and Restated Stock Appreciation Rights Agreement, dated July 13, 2015, by and between GCI and Searchlight ALX LTD (“Searchlight”), the stock appreciation rights (the “SARs”) granted thereunder will terminate as a result of the transactions contemplated by the Reorganization Agreement and Searchlight will receive a cash payment in settlement of the SARs.
Reattribution and Contribution
Prior to the Contribution Effective Time (as defined below), Liberty will reattribute certain assets and liabilities from Liberty Ventures to the QVC Group (the “Reattribution”). The reattributed assets and liabilities, if effected as of the date hereof, would include cash, Liberty’s interest in ILG, Inc., certain green energy investments, LI LLC’s exchangeable debentures (other than its outstanding 1.75% Charter Exchangeable Debentures due 2046 that are exchanged in the Exchange Offer, as described below), and certain tax benefits. Liberty will complete the Reattribution using similar valuation methodologies to those used in connection with its previous reattributions, including taking into account the advice of its financial advisor.
On the business day immediately following the Auto Conversion Effective Time, Liberty and LI LLC will contribute to GCI Liberty its entire equity interest in Liberty Broadband Corporation, Charter Communications, Inc. (“Charter”) and LendingTree, Inc., together with the Evite operating business and certain other assets and liabilities (including, subject to certain conditions, Liberty’s equity interest in FTD Companies, Inc.), in exchange for (a) the issuance to LI LLC of (i) a number of shares of Reclassified GCI Class A Common Stock and a number of shares of Reclassified GCI Class B Common Stock equal to the number of outstanding shares of Series A Liberty Ventures common stock and Series B Liberty Ventures common stock outstanding on the closing date of the Contribution, respectively, (ii) certain exchangeable debentures and (iii) cash and (b) the assumption of certain liabilities by GCI Liberty (the “Contribution”, and the date and time of the Contribution, the “Contribution Effective Time”).
Split-Off
Following the Contribution Effective Time, Liberty will redeem (a) each outstanding share of Series A Liberty Ventures common stock for one share of Reclassified GCI Class A Common Stock and (b) each outstanding share of Series B Liberty Ventures common stock for one share of Reclassified GCI Class B Common Stock (the “Split-Off”, and together with the GCI Reclassification, the Auto Conversion and the Contribution, the “Transactions”, and the date and time of the Split-Off, the “Split-Off Effective Time”).
As a result of the Split-Off, outstanding equity awards relating to shares of Liberty Ventures common stock will be converted into corresponding awards relating to shares of the corresponding class of Reclassified GCI Common Stock. The converted equity awards will remain subject to the same terms and conditions as in effect prior to the Split-Off.
Additional Terms
The closing of the Transactions is subject to certain conditions including, among other things, (a) approval of (i) the Restated Articles and the Reorganization Agreement and the transactions contemplated thereby by the holders of at least a majority of (x) the outstanding voting power of the GCI Common Stock voting together as a single class, (y) the outstanding voting power of the GCI Class A Common Stock, voting separately as a single class, and (z) the outstanding voting power of the GCI Class B Common Stock, voting separately as a single class and (ii) the Contribution and the issuance of shares of Reclassified GCI Common Stock in connection therewith by the holders of at least a majority of the aggregate voting power of the GCI Common Stock present and entitled to vote, voting together as a single class, (b) approval of the Split-Off by the holders of at least a majority of the outstanding aggregate voting power of the Liberty Ventures common stock present and entitled to vote at the Liberty stockholders’ meeting, voting together as a single class, (c) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (d) receipt of approval from the Federal Communications Commission, (e) receipt of approvals from the Regulatory Commission of Alaska and other applicable state commissions, (f) registration of the shares of GCI Liberty being issued in connection with the Transactions, (g) authorization of certain classes of GCI Liberty common stock for listing on NASDAQ, (h) receipt of opinions of tax counsel regarding the tax-free qualification of the transactions for U.S. federal income tax purposes and (i) other customary closing conditions.
The Reorganization Agreement contains customary representations and warranties by each party.
GCI has also agreed to various customary covenants and agreements, including, among other things, to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Reorganization Agreement and the closing of the Contribution.

Liberty and GCI anticipate that following the Split-Off Effective Time, GCI Liberty will enter into a merger agreement with a subsidiary of GCI Liberty, which shall be a Delaware corporation (“Merger Sub”), whereby subject to obtaining necessary stockholder approval, GCI Liberty will merge with and into Merger Sub (the “Reincorporation Merger”), in order to effect the reincorporation of GCI Liberty from the State of Alaska to the State of Delaware. Liberty and GCI have agreed to cooperate in good faith to file a preliminary proxy statement with respect to the Reincorporation Merger following the mailing of the joint proxy statement/prospectus relating to the Transactions.
Pursuant to the Reorganization Agreement, Liberty and GCI may not solicit alternative transaction proposals for Liberty Ventures or GCI, respectively, or negotiate with third parties in connection with such alternative transaction proposals, unless such party’s respective board of directors receives a bona fide alternative transaction proposal for Liberty Ventures or GCI, respectively, that did not result from a material breach of such party’s non-solicitation obligations and which such party’s board of directors determines in good faith to be, or to be reasonably likely to lead to, a superior proposal, and failure to take such action would reasonably be expected to constitute a breach of the directors’ fiduciary duties, subject to the terms and conditions of the Reorganization Agreement.
The Reorganization Agreement contains certain termination rights for Liberty and GCI. The Reorganization Agreement can be terminated by either party (a) by mutual written consent, (b) if the Auto Conversion has not been consummated by an outside date of April 4, 2018 (the “Outside Date”) (which either party may generally extend by six months if certain closing conditions have not been satisfied), (c) if there is a permanent, non-appealable injunction or law restraining, enjoining or prohibiting the consummation of the Transactions, (d) if either party’s stockholders fail to approve the requisite corporate actions, (e) if the other party’s board of directors changes its recommendation in favor of the transactions, (f) if the other party materially breaches its non-solicitation covenant, or (g) if the other party has breached its representations or covenants in a way that prevents satisfaction of certain conditions (subject to a cure period).
Subject to the terms and conditions of the Reorganization Agreement, GCI will pay Liberty a termination fee of $40 million if (a) Liberty terminates the Reorganization Agreement because GCI’s board of directors changes its recommendation in favor of the transactions, (b) Liberty terminates the Reorganization Agreement because GCI has materially breached its non-solicitation covenant or (c) (i) an alternative transaction proposal is made to GCI, (ii) thereafter the Reorganization Agreement is terminated (A) by either party for failure to consummate the Auto Conversion by the outside date (if at the time of such termination the GCI stockholders have not approved the transactions and such termination does not result in the payment of a termination fee by Liberty) or (B) by Liberty because GCI has breached its representations or covenants in a way that prevents satisfaction of a closing condition (subject to a cure period) and (iii) prior to the eighteen month anniversary of such termination, GCI enters into or consummates an alternative transaction.
Subject to the terms and conditions of the Reorganization Agreement, Liberty will pay GCI a termination fee of $65 million if (a) the Liberty stockholders have approved the transactions and the Contribution and Split-Off have not been completed within five business days after the date of the Auto Conversion Effective Time, (b) GCI terminates the Reorganization Agreement because Liberty’s board of directors changes its recommendation in favor of the transactions, (c) GCI terminates the Reorganization Agreement because Liberty has materially breached its non-solicitation covenant or (d) (i) an alternative Liberty Ventures transaction proposal is made to Liberty, (ii) thereafter the Reorganization Agreement is terminated (A) by either party for failure to consummate the Auto Conversion by the Outside Date (if at the time of such termination the Liberty stockholders have not approved the transactions and such termination does not result in the payment of a termination fee by GCI) or (B) by GCI because Liberty has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period) and (iii) prior to the eighteen month anniversary of such termination, Liberty enters into or consummates an alternative Liberty Ventures transaction.
The board of directors of Liberty has approved and adopted the Reorganization Agreement and the transactions contemplated thereby and has agreed to recommend that the Liberty Ventures stockholders approve the redemption of shares of Liberty Ventures common stock to effect the Split-Off (the “Redemption”), subject to certain exceptions as set forth in the Reorganization Agreement.
The board of directors of GCI has approved and adopted the Reorganization Agreement and the transactions contemplated thereby and has agreed to recommend that the GCI stockholders adopt the Restated Articles and the Reorganization Agreement, subject to certain exceptions as set forth in the Reorganization Agreement.
In connection with the Reorganization Agreement, GCI has entered into a committed financing arrangement in order to provide bridge financing commitments in the event that GCI does not receive certain consents to amend its outstanding indebtedness, including under its publicly traded notes.

The foregoing summary of the Reorganization Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Reorganization Agreement, which will be filed by GCI at a later date.
The summary of the Reorganization Agreement has been included in order to provide investors with information regarding the principal terms of this agreement and is not intended to modify or supplement any factual disclosures about Liberty or GCI in its public reports filed with the Securities and Exchange Commission. Except for the status of the Reorganization Agreement as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions related thereto, the Reorganization Agreement is not intended to be a source of factual, business or operational information about the parties. The representations, warranties and covenants made by the parties in the Reorganization Agreement are made solely for the benefit of the parties to such agreements and are qualified, including by information in disclosure schedules that the parties exchanged in connection with the execution of such agreements. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Liberty, GCI or LI LLC, or any of their respective affiliates.
Voting Agreements

GCI Voting Agreements
In connection with the Reorganization Agreement, Liberty and GCI entered into a separate Voting Agreement with each of (a) Ronald A. Duncan and Dani Bowman, with respect to such stockholders’ shares of GCI Class B Common Stock (including any shares received upon reclassification, exchange or conversion of such shares) and (b) John W. Stanton and Theresa E. Gillespie (the “Stanton Voting Agreement”), with respect to such stockholders’ shares of GCI Class A Common Stock and GCI Class B Common Stock (including any shares received upon reclassification, exchange or conversion of such shares) (the stockholders named in clause (a) and (b) collectively, the “GCI Stockholders”, the shares subject to each voting agreement, the “GCI Subject Shares”, and such agreements, the “GCI Voting Agreements”). Pursuant to the GCI Voting Agreements, the GCI Stockholders agreed, among other things and subject to certain conditions, to, at any meeting of stockholders of GCI called to vote upon any of the transactions contemplated by the Reorganization Agreement, vote all GCI Subject Shares beneficially owned by the GCI Stockholders in favor of such transactions, and to vote against certain other matters, so long as the GCI board of directors has not changed its recommendation in favor of the transactions contemplated by the Reorganization Agreement or such obligations have not terminated in accordance with the terms set forth therein. At any meeting of stockholders of GCI Liberty called to vote upon the Reincorporation Merger, the GCI Stockholders agreed to vote all GCI Subject Shares of GCI Liberty in favor of the Reincorporation Merger, and to vote against certain other matters, until, in the case of Mr. Duncan and Ms. Bowman, the earlier of (a) the completion of the Reincorporation Merger and (b) 12 months following the Split-Off Effective Time, and, in the case of Mr. Stanton and Ms. Gillespie, the earlier of (a) the completion of the Reincorporation Merger and (b) 6 months following a stockholders’ meeting at which the Reincorporation Merger is first presented to GCI Liberty stockholders for approval.
From the date of each GCI Voting Agreement until the earlier of certain termination events set forth therein, including (a) the prior agreement of the parties thereto, (b) the termination of the Reorganization Agreement, (c) the date of certain amendments to the Reorganization Agreement, (d) the consummation of the Reincorporation Merger, or (e) in the case of Mr. Duncan and Ms. Bowman, the twelve month anniversary of the Split-Off Effective Time, and in the case of Mr. Stanton and Ms. Gillespie, the 6 month anniversary of a stockholders’ meeting at which the Reincorporation Merger is first presented to stockholders, the respective GCI Stockholders have agreed to certain transfer restrictions with respect to their respective GCI Subject Shares, including (i) restrictions on selling, transferring or disposing of any of their respective GCI Subject Shares and (ii) restrictions on the ability to enter into voting agreements or to grant proxies or powers of attorney with respect to their respective GCI Subject Shares, in each case, subject to certain exceptions.
Under the Stanton Voting Agreement, GCI agreed to pay the reasonable out-of-pocket fees and expenses of such GCI Stockholders party thereto in connection with the Stanton Voting Agreement and to indemnify each such GCI Stockholder for losses relating to or arising out of the Stanton Voting Agreement, the Reorganization Agreement and the Reincorporation Merger. Any amounts payable to the GCI Stockholders party to the Stanton Voting Agreement pursuant to the indemnification and expense reimbursement provisions of the Stanton Voting Agreement will only be paid in shares of GCI Class A Common Stock, GCI Class A-1 Common Stock or Reclassified GCI Class A Common Stock, but no more than a specified number of shares (determined as set forth in the Stanton Voting Agreement) may be issued to such GCI Stockholders under such provisions.
Liberty Voting Agreement

In connection with the Reorganization Agreement, Liberty, GCI, John C. Malone (“Mr. Malone”) and Leslie Malone (“Mrs. Malone”, and together with Mr. Malone, the “Malones”) entered into a Voting Agreement (the “Malone Voting Agreement”) with respect to such stockholders’ shares of Series B Liberty Ventures common stock (including any shares of GCI Liberty received in respect of such shares in the Split-Off) (the “Liberty Subject Shares”). Pursuant to the Malone Voting Agreement, the Malones each agreed, among other things and subject to certain conditions, to, at any meeting of stockholders of Liberty or GCI Liberty called to vote upon the approval of the Redemption and the Reincorporation Merger, so long as the Liberty board of directors has not changed its recommendation in favor of the transactions contemplated by the Reorganization Agreement, vote all Liberty Subject Shares in favor of such transactions, and to vote against certain other matters, so long as such obligations have not terminated in accordance with the terms set forth therein.
From the date of the Malone Voting Agreement until the earlier of (a) the prior agreement of the parties thereto, (b) the termination of the Reorganization Agreement, (c) the date of any material amendment to the Reorganization Agreement, (d) the consummation of the Reincorporation Merger, or (e) the twelve month anniversary of the Split-Off Effective Time, the Malones have agreed to certain transfer restrictions with respect to their Liberty Subject Shares, including (i) restrictions on selling, transferring or disposing of any of their Liberty Subject Shares and (ii) restrictions on the ability to enter into voting agreements or to grant proxies or powers of attorney with respect to their Liberty Subject Shares, in each case, subject to certain exceptions. Under the Malone Voting Agreement, Liberty agreed to pay up to $75,000 in reasonable out-of-pocket fees and expenses of the Malones in connection with the Malone Voting Agreement and to indemnify the Malones for losses relating to or arising out of the Malone Voting Agreement, the Reorganization Agreement and the Reincorporation Merger.
The above descriptions of each of the GCI Voting Agreements and the Malone Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed by GCI at a later date.
Related Agreements and Exchange Offer
Liberty and GCI agreed to enter into, on or prior to the closing of the Contribution, (a) an indemnification agreement (the “Indemnification Agreement”), (b) a tax sharing agreement, (c) a services agreement, (d) aircraft time sharing agreements and (e) a facilities sharing agreement.
In addition, prior to the Split-Off Effective Time, a subsidiary of GCI Liberty intends to execute a margin loan against the 42.7 million shares of Series C common stock of Liberty Broadband Corporation such subsidiary will hold upon the closing of the Contribution. At the date hereof, it is expected that the amount of the margin loan will be $500 million and it will be drawn in full at the Split-Off Effective Time. Concurrent with the Split-Off, a portion of proceeds drawn on the margin loan may be distributed to Liberty to be used within one year for the repurchase of QVC Group stock or to pay down debt. The amount of such proceeds depends upon the portion of the 1.75% Charter Exchangeable Debentures due 2046 that are not exchanged for mirror debentures of GCI Liberty (as described below). Proceeds that are not distributed to Liberty may be used for general corporate purposes at GCI Liberty.

In connection with the closing of the Transactions, LI LLC will offer to exchange any or all of its outstanding 1.75% Charter Exchangeable Debentures due 2046 for mirror debentures of GCI Liberty (the "Exchange Offer"). Pursuant to the Indemnification Agreement, LI LLC will guarantee GCI Liberty’s payment obligations under the mirror debentures through October 5, 2023 (including any payment obligations relating to mirror debentures that are put, exchanged or redeemed on or before such date) in exchange for a guarantee fee, and GCI Liberty and LV Bridge LLC (a subsidiary of GCI Liberty) will provide an indemnity to Liberty for any payments made in respect of the guarantee, supported by a negative pledge by LV Bridge LLC on the portion of the Charter shares referenced by the mirror debentures. With respect to any Liberty exchangeable debentures not tendered in the Exchange Offer (a) in the Reattribution, Liberty expects to reattribute from Liberty Ventures to the QVC Group an amount of cash sufficient to pay the stated principal and interest of such debentures, through October 5, 2023 and (b) GCI Liberty will provide to Liberty an indemnity with respect to any payments in excess of stated principal and interest made by LI LLC to any holder of the exchangeable debentures that exercises its exchange right under the terms of the debentures on or before October 5, 2023.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 above under the heading “Voting Agreements - GCI Voting Agreements” is incorporated by reference herein.

Item 5.01 Change in Control of Registrant

(b)

The information contained in Item 1.01 above is incorporated by reference herein.

Forward-Looking Statements
This Current Report on Form 8-K includes certain forward-looking statements, including statements about the proposed acquisition of GCI by Liberty and the proposed split-off of Liberty’s interest in GCI Liberty (the “proposed split-off” and together with the proposed acquisition of GCI, the “proposed transactions”), the timing of the proposed transactions, the contemplated reincorporation of GCI Liberty, the renaming of Liberty and GCI, Liberty’s anticipated offer to exchange any or all of its outstanding 1.75% Charter Exchangeable Debentures due 2046, the terms of the Reattribution, the realization of estimated synergies and benefits from the proposed transactions, business strategies, market potential, future financial prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed transactions. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and GCI expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in GCI’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of GCI, including the most recent Form 10-K, for additional information about GCI and about the risks and uncertainties related to the business of GCI which may affect the statements made in this Current Report on Form 8-K.
Additional Information
Nothing in this Current Report on Form 8-K shall constitute a solicitation to buy or an offer to sell shares of GCI Liberty, GCI common stock or any of Liberty’s tracking stocks. The offer and issuance of shares in the proposed transactions will only be made pursuant to GCI Liberty’s effective registration statement. Liberty stockholders, GCI stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus to be filed regarding the proposed transactions and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transactions. Copies of these SEC filings will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875- 5420. GCI investors can access additional information at ir.gci.com.
Participants in a Solicitation
The directors and executive officers of Liberty and GCI and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the proposed transactions. Information regarding the directors and executive officers of Liberty is available in its definitive proxy statement, which was filed with the SEC on July 8, 2016, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of GCI is available as part of its Form 10-K filed with the SEC on March 2, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, Inc.
(Registrant)

Date: April 10, 2017

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Chief Financial Officer,
Secretary, Treasurer,
and Director
(Principal Financial Officer)